Exhibit (j)(1)
POWER OF ATTORNEY
The undersigned directors and officers of Farmers New World Life Insurance Company, a Washington corporation, hereby constitute and appoint C. Paul Patsis, James I. Randolph, Ryan R. Larson, and Brian F. Kreger, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to Registration Statements under the Securities Act of 1933 and under the Investment Company Act of 1940 listed below with respect to the variable life insurance policies to be issued through the Farmers Variable Life Separate Account A: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, and all applications for any exemption from the federal securities laws, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
REGISTRATION STATEMENTS

Registrant Name	File Nos. and Name of Product
Farmers Variable Life Separate Account A	333-84023 / 811- 09507— Farmers Variable Life

333-100287 / 811- 09507— Accumulator VUL

333-______/ 811- 09507 (To be determined upon the filing of the initial registration statement)— Farmers EssentialLifeSM Variable Universal Life
IN WITNESS WHEREOF, the undersigned has hereunto set his or her hand on the date set forth below.

Signature	Title	Date

/s/ Jerry J. Carnahan Jerry J. Carnahan	Director	February 26, 2008
/s/ Paul N. Hopkins Paul N. Hopkins	Chairman of the Board and Director	February 26, 2008

Exhibit (j)(1)

Signature	Title	Date
/s/ Michael W. Keller Michael W. Keller	Chief Marketing Officer, Vice President, and Director	February 26, 2008
/s/ Ryan R. Larson Ryan R. Larson	Vice President, Chief Actuary, and Director	February 26, 2008
/s/ C. Paul Patsis C. Paul Patsis	President, Chief Executive Officer, and Director (Principal Executive Officer)	February 26, 2008
/s/ James I. Randolph James I. Randolph	Vice President, Assistant Secretary, and Director	February 26, 2008
/s/ Gary R. Severson Gary R. Severson	Director	February 22, 2008
/s/ John F. Sullivan, Jr. John F. Sullivan, Jr.	Director	February 28, 2008
/s/ Oscar Tengtio Oscar Tengtio	Vice President, Chief Financial Officer, and Director (Principal Financial Officer and Principal Accounting Officer)	February 26, 2008
/s/ Stanley R. Smith Stanley R. Smith	Director	February 27, 2008
Kevin Kelso	Director	February ___, 2008
/s/ Bryan Murphy Bryan Murphy	Director	February 26, 2008